Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		News Release

Contact:	J. Larry Sorsby	Jeffrey T.O’Keefe
	Executive Vice President & CFO	Director of Investor Relations
	732-747-7800	732-747-7800

Hovnanian Enterprises Announces Private Debt Exchange Offer for Certain of its Debt Securities

RED BANK, NJ, October 27, 2008 — Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today the commencement of a private offer to exchange senior notes listed in the table below (collectively, the “Senior Notes”) in a private placement for new 18.0% Senior Secured Notes due 2017 (the “New Secured Notes”) to be issued by K. Hovnanian Enterprises, Inc., a wholly owned subsidiary of the Company (“K. Hovnanian”), and to be guaranteed by the Company and substantially all of its subsidiaries.  The New Secured Notes will be secured on a third-priority lien basis by substantially all the assets owned by the Company and guarantors of the New Secured Notes to the extent such assets secure obligations under the Company’s Revolving Credit Agreement, second-priority secured notes and certain other permitted indebtedness.

The table below lists the series of Senior Notes that are the subject of the exchange offer.

			For each $1,000 Principal Amount of Senior Notes Exchanged, Consideration in Principal Amount of 18.0% Senior Secured Notes due 2017 Received:*

K. Hovnanian Enterprises, Inc. Senior Notes to be Exchanged	CUSIP No.	Outstanding Principal Amount (in millions)	Total Consideration if Tender Occurs Prior to or on the Early Tender Date	Exchange Consideration if Tender Occurs After the Early Tender Date	Acceptance Priority Level
8% Senior Notes due 2012 (the “8% 2012 Notes”)	442488AL6	$100.0	47.0% of original principal amount	46.5% of original principal amount	1

6 1/2% Senior Notes due 2014 (the “6 1/2% 2014 Notes”)	442488AQ5	$215.0	40.0% of original principal amount	39.5% of original principal amount	1

6 3/8% Senior Notes due 2014 (the “6 3/8% 2014 Notes”)	442488AS1	$150.0	40.0% of original principal amount	39.5% of original principal amount	1

6 1/4% Senior Notes due 2015 (the “6 1/4% 2015 Notes”)	442488AU6	$200.0	40.5% of original principal amount	40.0% of original principal amount	2

7 1/2% Senior Notes due 2016 (the “7 1/2% 2016 Notes”)	442488AZ5	$300.0	41.0% of original principal amount	40.5% of original principal amount	3

6 1/4% Senior Notes due 2016 (the “6 1/4% 2016 Notes”)	442488AY8	$300.0	41.5% of original principal amount	41.0% of original principal amount	4

8 5/8% Senior Notes due 2017 (the “8 5/8% 2017 Notes”)	442488BA9	$250.0	42.0% of original principal amount	41.5% of original principal amount	5

*  K. Hovnanian will not accept any tender of Senior Notes that would result in the issuance of less than $2,000 principal amount of New Secured Notes.

K. Hovnanian is offering to exchange properly tendered and accepted Senior Notes listed above such that the principal amount of New Secured Notes issued in the exchange offer shall not exceed $250.0 million (the “Maximum Tender Amount”).  The aggregate principal amount of each issue of Senior Notes that is exchanged for New Secured Notes in the exchange offer will be determined in accordance with the “Acceptance Priority Level” set forth above, with Level 1 being the highest priority.  After K. Hovnanian has accepted all Senior Notes properly tendered (and not validly withdrawn) having a higher Acceptance Priority Level than a particular issue of Senior Notes, if the remaining portion of the Maximum Tender Amount is adequate to accept for exchange some but not all of that particular issue of Senior Notes, then K. Hovnanian will prorate the amount of Senior Notes of such issue that will be accepted for exchange based on the aggregate principal amount tendered of such issue and the Maximum Tender Amount remaining.  Even if 100% of the 8% 2012 Notes, the 6 1/2% 2014 Notes and 6 3/8% 2014 Notes are properly tendered (and not validly withdrawn) the 8% 2012 Notes, the 6 1/2% 2014 Notes and 6 3/8% 2014 Notes will not be subject to proration due to the size of the Maximum Tender Amount.  The exchange offer is not conditioned on a minimum principal amount of Senior Notes being tendered or the issuance of a minimum principal amount of New Secured Notes.

The exchange offer will expire at Midnight, New York City time, on November 24, 2008, unless extended or earlier terminated (the “Expiration Date”).  Holders of Senior Notes that properly tender and do not validly withdraw their Senior Notes prior to or on the Early Tender Date, which is 5:00 p.m., New York City time, on November 7, 2008, unless extended, and whose Senior Notes are accepted for exchange will receive the applicable Total Consideration set out in the table above.  Holders of Senior Notes who properly tender their Senior Notes after the Early Tender Date and on or before the Expiration Date and whose Senior Notes are accepted for exchange will receive the applicable Exchange Consideration set out in the table above.  In addition, accrued interest up to, but not including, the settlement date will be paid in cash on all properly tendered and accepted Senior Notes.

The exchange offer is being made within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. investors.  The New Secured Notes to be offered have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This press release does not constitute an offer to sell or the solicitation of an offer to buy Senior Notes or New Secured Notes in any jurisdiction in which such an offer or sale would be unlawful.

K. Hovnanian’s obligation to accept any Senior Notes tendered and to pay the applicable consideration for them is set forth solely in the Confidential Offering Memorandum relating to the exchange offer and the accompanying Letter of Transmittal.  Documents relating to the exchange offer will only be distributed to holders of Senior Notes who complete a letter of eligibility confirming that they are within the category of eligible holders for this private offer.  The exchange offer is made only by, and pursuant to, the terms set forth in the Confidential Offering Memorandum, and the information in this press release is qualified by reference to the Confidential Offering Memorandum and the accompanying Letter of Transmittal.  Subject to applicable law, K. Hovnanian may amend, extend or terminate the exchange offer.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, West Virginia and Washington, D.C.  The Company’s homes are marketed and sold under the trade names K. Hovnanian

Homes, Matzel & Mumford, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Windward Homes, Cambridge Homes, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes.  As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2007 and Form 10-Q for the quarter ended July 31, 2008.